UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: January 31, 2018
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27275	04-3432319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Broadway
Cambridge, Massachusetts 02142
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2018, the Compensation Committee of the Board of Directors (the “Committee”) of Akamai Technologies, Inc. ("Akamai" or the "Company") adopted bonus and equity compensation programs for 2018 for the following individuals (our principal executive officer, principal financial officer and other named executive officers): F. Thomson Leighton, Chief Executive Officer; James Benson, Chief Financial Officer; Robert Blumofe, Executive Vice President - Platform and General Manager Enterprise Division; Rick McConnell, President - General Manager Web Division; and William Wheaton, Executive Vice President and Chief Strategy Officer (each, an “Executive” and collectively, the “Executives”).
Messrs. Benson, Blumofe, Leighton and McConnell are eligible to participate in a 2018 bonus program that provides for payment to the extent designated corporate performance objectives are met. Amounts earned by Messrs. Benson, Blumofe and McConnell are payable in cash. Mr. Leighton’s plan provides for payment of any amounts earned in shares of vested common stock issued under the Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended (the “Plan”), in lieu of cash; the number of shares to be issued, if any, will be calculated by dividing the bonus value achievement by the closing sale price of the Company’s common stock on the date that financial results for 2018 are certified by the Committee (the “2018 Certification Date”). For each of the Executives, the performance objectives consist of and are weighted as follows: 50% based on Akamai’s achievement of a specified revenue target for fiscal year 2018 and 50% based on Akamai’s achievement of a specified adjusted operating income target for fiscal year 2018. Calculation of performance against the revenue and adjusted operating income targets will take into account the impact of foreign currency fluctuations. Mr. Wheaton is not eligible to receive an annual bonus payment; however, the Committee adopted a resolution stating that, notwithstanding such fact, solely for purposes of Section 5(b) of the Akamai Technologies, Inc. Executive Severance Pay Plan as in effect on January 31, 2018 and Section 4(a)(iv) of Mr. Wheaton’s Change in Control and Severance Agreement, Mr. Wheaton’s “annual incentive bonus at target” shall mean 80% of his 2018 base salary.
For Mr. Leighton, his 2018 base salary will be $1.00, with a target bonus value of $1,000,000 and maximum value of $2,000,000. For Mr. Benson, his 2018 base salary will be $500,000, with a target cash bonus equal to 85% of his 2018 base salary and a maximum cash bonus equal to 170% of his 2018 base salary. For Mr. Blumofe, his 2018 base salary will be $490,000, with a target cash bonus equal to 80% of his 2018 base salary and a maximum cash bonus equal to 160% of his 2018 base salary. For Mr. McConnell, his 2018 base salary will be $565,000, with a target cash bonus equal to 100% of his 2018 base salary and a maximum cash bonus equal to 200% of his 2018 base salary. Mr. Wheaton’s 2018 base salary will be $420,000. New salaries become effective July 1, 2018.
As described in the table below, the Committee also approved grants to each Executive of restricted stock units (“RSUs”) under the Plan, consisting of annual vesting RSUs, corporate performance-based vesting RSUs and stock performance-based vesting RSUs as follows:

Name	Dollar Value of RSUs with Annual Vesting To Be Granted	Dollar Value of Corporate Performance-Based RSUs To Be Granted		Dollar Value of Stock Performance-Based Vested RSUs To Be Granted
		(target deliverable)	(maximum deliverable)	(target deliverable)	(maximum deliverable)
Mr. Leighton	$3,400,000	$3,400,000	$6,800,000	$1,700,000	$3,400,000
Mr. Benson	$1,080,000	$1,080,000	$2,160,000	$540,000	$1,080,000
Mr. Blumofe	$1,080,000	$1,080,000	$2,160,000	$540,000	$1,080,000
Mr. McConnell	$1,560,000	$1,560,000	$3,120,000	$780,000	$1,560,000
Mr. Wheaton	$920,000	$920,000	$1,840,000	$460,000	$920,000

    All RSUs will be granted on the second day following the Company’s release of financial results for fiscal year 2017; the date of grant is expected to be February 8, 2018. The number of RSUs to be issued will be calculated by dividing the dollar value set forth above by the closing sale price of one share of the Company’s common stock on the grant date (in the case of performance-based RSUs the number shall be based off of the maximum deliverable). Each RSU represents the right to receive one share of Akamai common stock upon vesting.
RSUs with annual vesting vest as follows: 1/3 on each of the first, second and third anniversaries of the date of grant.
Vesting of corporate performance-based RSUs is subject to the Company’s performance against equally weighted revenue and non-GAAP earnings per share targets over fiscal years 2018, 2019 and 2020, taking into account the impact of foreign currency fluctuations. The Committee will establish annual revenue and earnings per share goals at the beginning of each of fiscal years 2018, 2019 and 2020; each year’s performance will be equally weighted in determining the aggregate number of RSUs earned. Performance at 100% of target will earn the target number of RSUs. Eligible vesting commences if the Company exceeds 90% of the target; 110% performance against target will earn the maximum number of RSUs issuable. Performance between such levels will be proportionately awarded on a straight-line interpolation. Earned RSUs will vest on the date that the Company’s fiscal 2020 financial results are certified.
Vesting of stock performance-based RSUs is based on the total shareholder return (“TSR”) of the Company’s common stock relative to companies in the S&P 500 Information Technology Index (the “Index Group”) over calendar years 2018, 2019 and 2020 (the “Performance Period”). TSR will be calculated as the average closing price of the Company’s stock over the last 90 trading days of 2020 plus the aggregate value of dividends per share issued by the Company during the Performance Period minus the average closing price of the Company’s stock over the 90 trading days prior to January 1, 2018 dividing by the average closing price of the Company’s stock over the 90 trading days prior to January 1, 2018. If the Company’s TSR over the Performance Period is at the 50th percentile when ranked against the TSRs of companies in the Index Group, 100% of the target number of RSUs will be eligible to vest. For every percentile by which the Company’s TSR ranking within the Index Group exceeds the 50th percentile, the number of RSUs eligible to vest will increase by 3.33% of target, up to a maximum of 200% of target if the Company’s TSR ranking is at the 80th percentile. For every percentile by which the Company’s TSR ranking within the Index Group is below the 50th percentile, the number of RSUs eligible to vest will decrease by 3%, with no payout if the Company’s TSR ranking is below the 25th percentile. Earned RSUs will vest on the date that the Company’s fiscal 2020 financial results are certified.
The form of time-based vesting RSU Agreement was previously filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2013, and the form of performance-based vesting RSU Agreement was previously filed with the Commission on February 6, 2015.
The Committee and Mr. Leighton also agreed that his 2017 annual bonus would be paid in vested stock in lieu of cash.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2018	/s/ Aaron Ahola

Aaron Ahola, Senior Vice President and General Counsel